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                                 Exhibit 10.7.3


                            SECOND AMENDMENT TO LEASE


          This SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 16th day of December, 1994, by and between MITCHELL H. HERSCH, BRIAN L. HERSCH, SHARON MAE HERSCH, KERRY ELLEN HERSCH (BERGER), and MITCHELL H. HERSCH AS GUARDIAN FOR MELANIE HERSCH (collectively, "Lessor"), and PSYCHEMEDICS CORPORATION, a Delaware corporation ("Lessee"), with respect to that certain Standard Industrial Lease dated October 6, 1992, and amended January 1, 1993 (as amended, the "Lease"), pursuant to which Lessee leases from Lessor those certain premises (the "Initial Premises") described as the west 8,002 square feet of that certain building located at 5832 Uplander Way (the "Building"), Los Angeles, California. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as are ascribed to such terms in the Lease. Lessor and Lessee hereby acknowledge the following:

                                    RECITALS

          A. Effective as of February 1, 1995 (the "Effective Date"), Lessee desires to increase the size of the Premises to include all of the remaining space in the building, comprising approximately 5,873 rentable square feet on the first floor of the Building (the "Ground Floor Expansion Premises"), and 4,256 rentable square feet on the mezzanine of the Building (the "Mezzanine Expansion Premises"). The Group Floor Expansion Premises and the Mezzanine Expansion Premises are sometimes hereinafter jointly referred to as the "Expansion Premises." The Expansion Premises are delineated on Exhibits A-1 and A-2 attached hereto and by this reference made a part hereof. The address of the Expansion Premises is 5830 Uplander Way.

          B. Lessor has agreed to permit Lessee's expansion into the Expansion Premises on the terms and subject to the conditions hereafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

          1. PREMISES. As of the Effective Date, the term "Premises" (as such term is defined in the Lease) shall be deemed to include the Expansion Premises, and all Lessee's obligations in connection with the Initial Premises shall be applicable to the Expansion Premisses. Lessee acknowledges that, except as expressly set forth in Paragraph 4.1 below, Lessor shall not be required to install any tenant improvements in the Expansion Premises. As of the Effective Date, Lessee's Share shall be increased to one hundred percent (100%), and Lessee shall


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have the right to use all of the parking spaces serving the Building. The parties acknowledge that the Expansion Premises have been measured in accordance with BOMA standards.

          2. BASE RENT. As of the Effective Date, the Base Rent shall be as follows:

               (a) Base Rent for the Initial Premises shall be as set forth in the Lease.

               (b) Base Rent for the Ground Floor Expansion Premises shall be Four Thousand One Hundred Eleven and 10/100 Dollars ($4,111.10) per month.

               (c) Base Rent for the Mezzanine Expansion Premises shall be One Thousand Dollars ($1,064.00) per month.

          3. SECURITY DEPOSIT. Concurrently with Lessee's execution hereof, Lessee shall pay Lessor the sum of Four Thousand Eleven and 11/100 Dollars ($4,111.10) to increase Lessee's Security Deposit to the aggregate amount of Twelve Thousand Five Hundred Thirteen and 20/100 Dollars ($12,513.20).

          4. TENANT IMPROVEMENTS.

               4.1 LESSOR'S WORK. Lessee shall perform certain construction and alterations in the Expansion Premises in accordance with the provisions of the Lease. Upon completion thereof, and written notice to that effect from Lessee, Lessor shall (i) install in all areas of the Expansion Premises (except for the warehouse portion as approximately shown on Exhibit A-1) new floor coverings as specified on Exhibit B hereto, and (ii) replace all existing air conditioning ductwork in the Expansion Premises. All provisions of Paragraph 6.3 of the Lease shall be applicable with respect to the condition of such ductwork. In the event any substantial component of the HVAC system serving the Expansion Premises requires replacement during the remaining initial Lease Term, Lessor shall cause such replacement to be made at Lessor's expense; provided, however, if such replacement is made necessary as a result of Lessee's negligent or willfully wrongful act or omission, including without limitation Lessee's failure to properly maintain or service such equipment, Lessee shall be responsible for the cost of such replacement.

               4.2 CONSIDERATION FOR COST OF LESSOR'S WORK. Lessee acknowledges that Lessor has already made substantial improvements to the Expansion Premises and has also agreed to make the improvements described in Paragraph 4.1 above in anticipation of Lessee's exercise of its option to renew the Lease. Therefore, if Lessee elects not to exercise such option, Lessee shall pay Lessor a one-time

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charge of Twenty Thousand Dollars ($20,000.00) to compensate Lessor for the unamortized portion of the improvements made by Lessor in the Expansion Premises for the benefit of Lessee.

               4.3 OTHER IMPROVEMENTS. Except as set forth in Paragraph 4.1 above, all modifications to the Premises shall be undertaken by Lessee at its sole cost and expense, subject to the prior written approval of Lessor as required by the Lease, and Lessee shall continue to be responsible for all repairs, replacements and maintenance in the Building as set forth in the Lease.

          5. INCORPORATION. Except as otherwise expressly set forth herein, and to the extent necessary to give effect to the provision hereof, all terms and conditions of the Lease shall remain unmodified and in full force and effect, and shall be applicable to the Expansion Premises as well as to the Initial Premises, including without limitation Lessee's five (5) year option to renew the Lease; provided, however, Lessee shall not be entitled to any free rent, improvement allowance or other concessions which may have been granted to Lessee during the initial term of the Lease, except to the extent expressly set forth in this Amendment.

          IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first set forth above.

LESSOR                                      LESSEE

                                            PSYCHEMEDICS CORPORATION,
 /s/  Mitchell H. Hersch                    a Delaware corporation
 -----------------------
MITCHELL H. HERSCH


 /s/  Brian L. Hersch                       By:  /s/  Leroy O. Moyer
 --------------------                            -------------------
BRIAN L. HERSCH
                                                Name:  Leroy O. Moyer
                                                       --------------

 /s/  Sharon Mae Hersch                         Title:    V.P. Finance
 -----------------------                                  ------------
SHARON MAE HERSCH


 /s/  Kerry Ellen Hersch Berger
 ------------------------------
KERRY ELLEN HERSCH (BERGER)


 /s/  Mitchell H. Hersch, Guardian
 ---------------------------------
MITCHELL H. HERSCH, AS
GUARDIAN FOR MELANIE
HERSCH


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